UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2019 (September 17, 2019)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

2601 Ocean Park Blvd., Suite 310 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

310-314-8804

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2019, Accelerize Inc. (the “Company”) appointed Frank Lane as an executive officer. Mr. Lane, who is 53 years old, joined the Company as President of CFN Media in June 2019 following the Company’s acquisition of the CFN Media assets from Emerging Growth, LLC, where he had been employed since 2012. Mr. Lane founded CFN Media in 2013. Mr. Lane has 15 years of experience working with capital markets specialists in both the U.S. and Canada, including national exchanges, investment bankers, institutional funders, brokers and agencies to deliver digital communications services to leading public and private companies across North America. Mr. Lane graduated with a BSEE and a minor in physics from Seattle University in 1989. On June 21, 2019, the Company entered into an employment agreement with Mr. Lane (the “Employment Agreement”). Mr. Lane’s employment with the Company is at will, his annual base salary is $230,000, he is entitled to customary benefits including reimbursement for health insurance premiums and reasonable business expenses, and the Employment Agreement contains customary confidentiality and assignment of work product provisions. The description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Accelerize Inc. and Frank Lane, dated June 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: September 19, 2019